INSPIRE INSURANCE SOLUTIONS, INC.

                         ________ SHARES OF COMMON STOCK
                  ISSUABLE UPON EXERCISE OF SUBSCRIPTION RIGHTS

                          NOMINEE HOLDER CERTIFICATION

         The undersigned, a bank, broker, trustee, depository or other nominee holder of subscription rights ("Subscription Rights") to purchase shares of common stock, par value $0.01 per share ("Common Stock"), of INSpire Insurance Solutions, Inc. (the "Company") pursuant to the Rights Offering described and provided for in the Company's prospectus dated __________ __, 2001 (the "Prospectus"), hereby certifies to the Company and to Mellon Investor Services LLC, as Subscription Agent for the Rights Offering, that:

         (1) the undersigned has subscribed for the number of shares of Common Stock specified below pursuant to the Basic Subscription Privilege (as described in the Prospectus), and, if applicable, the number of shares of Common Stock specified below pursuant to the Over-Subscription Privilege (as described in the Prospectus), on behalf of beneficial owners of Subscription Rights, listing separately below each such exercised Basic Subscription Privilege and the corresponding Over-Subscription Privilege (without identifying any such beneficial owner); and

         (2)  each  such  beneficial  owner  exercising  its   Over-Subscription
Privilege has exercised its Basic Subscription Privilege in full.


            NUMBER OF SHARES                         NUMBER OF SHARES                      NUMBER OF SHARES
          OWNED ON RECORD DATE               SUBSCRIBED FOR PURSUANT TO BASIC         SUBSCRIBED FOR PURSUANT TO
                                                  SUBSCRIPTION PRIVILEGE             OVER-SUBSCRIPTION PRIVILEGE

1.
     ---------------------------------       ------------------------------------    ------------------------------------

2.
     ---------------------------------       ------------------------------------    ------------------------------------

3.
     ---------------------------------       ------------------------------------    ------------------------------------

4.
     ---------------------------------       ------------------------------------    ------------------------------------



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Name of Bank, Broker, Trustee, Depository or Other Nominee


By:
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         Authorized Signature

Name:
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                  (please type or print)